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                                                                    EXHIBIT 2.1f



                                PLEDGE AND PROXY
                               SECURITY AGREEMENT

         THIS PLEDGE AND PROXY SECURITY AGREEMENT is made and entered into as of October 21, 1999, by Scott Miller ("Pledgor"), in favor of CCEC Capital Corporation, f/k/a Coach & Car Equipment Corporation, and its successors and assigns (hereinafter called "Secured Party").

I.       RECITALS

         1.1 Secured Party has made a loan to Coach and Car Equipment Corp., f/k/a Coach and Car Acquisition Corp. ("Coach and Car"), which is an affiliated corporation with Beacon Industries, Inc. ("Beacon"), represented by an Installment Note and a Term Note both dated October 21, 1999 (collectively, the "Notes").

         1.2 Secured Party's agreement to make this financial accommodation to Pledgor is conditioned upon Secured Party's receiving a pledge and security interest in certain stock and securities issued by Coach and Car and Beacon (hereinafter when referred to in this capacity collectively called the "Company"), now owned or hereafter acquired by Pledgor.

         1.3 Pledgor is the majority shareholder of the outstanding shares of the common stock of Coach and Car of Beacon.


2.       PLEDGE OF STOCK

         2.1 Pledgor hereby assigns, transfers, pledges, and delivers to Secured Party and grants Secured Party a security interest in all issued and outstanding stock in the Company now owned or hereafter acquired by Pledgor, including without limitation, the stock described on Schedule "A."

         2.2 Upon the execution of this Agreement, Pledgor shall deliver to Secured Party certificates for the Pledged Securities, together with appropriate stock transfer powers therefor duly executed by Pledgor in blank.

3.       OBLIGATION SECURED

         This Agreement shall secure:

                  (a) Payment of the sum of $10,114,008 plus accrued interest under the terms of the Notes; and


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                  (b)      Payment, performance, and observance by Pledgor of
                           each covenant, condition, provision, and agreement contained herein, in the Amended and Restated Asset Purchase Agreement dated August 31, 1999, and in the Note Refinancing Agreement between the parties dated October 21, 1999 (the "Note Refinancing Agreement"), and all of the agreements and arrangements entered into as a part thereof, and of all monies expended or advanced by Secured Party pursuant to the terms hereof, or to preserve all right of Secured party hereunder, or to protect or preserve the Collateral or any part thereof.

         All of the indebtedness and obligations secured by this Agreement are hereinafter collectively called the "Obligations."

4.       REPRESENTATIONS AND WARRANTIES OF PLEDGOR

         Pledgor hereby represents and warrants that:

         4.1 The Pledged Securities are and shall be duly and validly issued and pledged in accordance with applicable law, and this Agreement shall not contravene any law, agreement, or commitment binding Pledgor or the Company, and Pledgor shall defend the right, title, lien, and security interest of Secured Party in and to the Pledged Securities against the claims and demands of all persons and other entities whatsoever.

         4.2 Pledgor has the right, power, and authority to convey good and marketable title to the Pledged Securities, and the Pledged Securities and the proceeds thereof are and shall be free and clear of all claims, mortgages, pledges, liens, encumbrances, and security interest of every nature whatsoever other than as imposed hereby.

         4.3 As of the date of this Agreement, the Pledged Securities represent in excess of fifty percent (50%) of the voting power of all of the outstanding common stock of each of Coach and Car and Beacon.

         4.4 Pledgor shall not allow to be issued shares of common stock of either Coach and Car or Beacon without first obtaining the written consent of Secured Party, which consent shall not be unreasonably withheld.

5.       IRREVOCABLE PROXY

         5.1 Upon an Event of Default as defined hereafter, Pledgor shall and without further action by Pledgor hereby does irrevocably constitute and appoint Secured Party, whether or not the Pledged Securities have been transferred into the name of Secured Party or its nominee, as Pledgor's proxy with full power, in the same manner, to the same extent and with the same effect as if Pledgor were to do the same, in the sole discretion of Secured Party:


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                  (a)      To consent to any and all actions by or with respect
                           to the Company for which consent of the stockholders of the Company is or may be necessary or appropriate; and

                  (b) Without limitation, to do all things that Pledgor can do or could do as stockholder of the Company, giving Secured Party full power of a substitution and revocation.

6.       EVENTS OF DEFAULT; REMEDIES; RECOURSE

         6.1 "Event of Default" hereunder shall mean any "Event of Default" as defined in the Notes.

         6.2 Upon the occurrence of any Event of Default and at any time while such Event of Default is continuing, Secured Party shall have the following rights and remedies and may do one or more of the following:

                  (a) Declare all or any part of the Obligation to be immediately due and payable, and the same, with all costs and charges, shall be collectible thereupon by action at law;

                  (b) Transfer the Pledged Securities or any part thereof into its own name or that of it nominee so that Secured Party or its nominee may appear of record as the sole owner thereof;

                  (c) Vote any or all of the Pledged Securities and give all consents, waivers, and ratifications in respect thereof and otherwise acting with respect thereto as though it were the absolute owner thereof;

                  (d) Receive and retain any dividend or other distribution on account of the Pledged Securities; and

                  (e) Sell any or all of the Pledged Securities in accordance with the provisions hereof.

         6.3 Upon an Event of Default, Secured Party, before exercise of the rights and remedies described above, shall first exercise its rights to recourse to the Collateral pledged under the Security Agreement between Secured Party and Coach and Car dated October 21, 1999 in connection with the Notes. Secured Party shall seek recourse under Section 6.2 above only in the event the proceeds of a liquidation or other disposition of the Collateral is insufficient to repay the indebtedness and then only to the extent of the amount of such deficiency. Furthermore, in the event of recourse to the Pledged Securities, Secured Party shall forbear from any of the remedies for a reasonable time to allow Beacon the opportunity to repay the indebtedness or, as necessary, to allow Pledgor to manage an orderly liquidation of Beacon's assets in an expeditious manner. Only after Pledgor's failure to repay the deficiency after Secured Party's reasonable forbearance may Secured Party exercise the remedies of Section 6.2.


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7.       RELEASE OF PLEDGED SECURITIES

         The Pledged Securities shall be released and this Agreement terminated upon the payment of all outstanding indebtedness to Secured Party.

8.       MISCELLANEOUS PROVISIONS

         8.1 The terms herein shall have the meanings in and be construed under the Uniform Commercial Code. This Agreement shall be governed by and construed according to the internal laws of the State of Arizona. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be void or invalid, the same shall not affect the remainder thereof which shall be effective as though the void or invalid provision had not been contained herein;

         8.2 No modification, recission, waiver, release, or amendment of any provision of this Agreement shall be made except by a written agreement executed by Pledgor and a duly authorized officer of Secured Party.

         IN WITNESS WHEREOF, these presents are executed as of the date indicated above.

                                            PLEDGOR


                                            /s/ Scott Miller
                                            ------------------------------------
                                            Scott Miller


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                                   SCHEDULE A

1) Stock Certificate Number 1013-2 representing 12,740,000 shares of common stock of Beacon Industries, Inc.

2) Stock Certificate Number 1 representing 655,000 shares of common stock of Coach and Car Equipment Corp.


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